REVOCABLE PROXY

               THE BRYAN-COLLEGE STATION FINANCIAL HOLDING COMPANY

                         ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 18, 1999

     The undersigned hereby appoints the Board of Directors of The Bryan-College Station Financial Holding Company (the "Company"), and the survivor of them, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Bank which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at 2900 Texas Avenue, Bryan, Texas, on February 18, 1999 at 3:00 P.M., Bryan, Texas time, and at any and all adjournments thereof, as follows:

     I. The election of the nominated directors listed below for the terms indicated.

                  [ ] FOR             [ ]  WITHHELD

          INSTRUCTION:  TO WITHHOLD YOUR VOTE FOR ANY  INDIVIDUAL
          NOMINEE,  STRIKE A LINE THROUGH THE  NOMINEE'S  NAME IN
          THE LIST BELOW.

          Robert H. Conaway
          Arthur Davila
          Ken L. Hayes
          George Koenig
          Joseph W. Krolczyk
          Jack W. Lester, Jr.
          Charles Neelley
          Richard L. Peacock
          J. Roland Ruffino
          Gary A. Snoe
          J. Stanley Stephen
          Ernest A. Wentrcek

     II. The ratification of the adoption of the Company's 1998 Stock Option and Incentive Plan.


                  [ ] FOR             [ ] AGAINST               [ ]  ABSTAIN

     III. The approval of an amendment to the Fourth Article of the Company's Certificate of Incorporation that would amend clause A by decreasing the number of shares of authorized common stock, par value $.01 per share from 3,000,000 to 1,500,000.

                  [ ] FOR             [ ] AGAINST               [ ]  ABSTAIN

     IV. The approval of an amendment to the Fourth Article of the Company's Certificate of Incorporation adding clause D that would limit the voting rights of any stockholder who beneficially owns in excess of 10% of the then outstanding shares of the Company's common stock (the "Limit") from voting any shares held in excess of the Limit.

                  [ ] FOR             [ ] AGAINST               [ ]  ABSTAIN

     V. The approval of an amendment to the Thirteenth Article of the Company's Certificate of Incorporation requiring the affirmative vote of at least 80% of the shares entitled to vote must approve an amendment to clause D of the Fourth Article if proposal IV is approved.

                  [ ] FOR             [ ] AGAINST               [ ]  ABSTAIN

     VI. The ratification of the appointment of Crowe, Chizek and Company LLP as auditors of the Company for the fiscal year ending September 30, 1999.

                  [ ] FOR             [ ] AGAINST               [ ]  ABSTAIN

     In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors recommends a vote "FOR" the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of a Notice of Annual Meeting, a Proxy Statement dated January 4, 1999 and the Company's Annual Report to Stockholders for the fiscal year ended September 30, 1998.

Dated:
      ----------------------------                      ------------------------
                                                        SIGNATURE OF STOCKHOLDER


                                                        ------------------------
                                                        SIGNATURE OF STOCKHOLDER

Please sign exactly as your name(s) appear(s) above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

            PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.




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